UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices)

(858) 202-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 14, 2007, Paul W. Hawran resigned from the registrant’s board of directors to accept the appointment as the registrant’s Chief Financial Officer effective April 1, 2007 as more fully described below. John Sharp will continue to serve as the registrant’s principal financial and accounting officer until March 31, 2007 and thereafter Mr. Sharp will continue to serve in the position of Vice-President, Finance.

(c) On February 14, 2007, the registrant’s board of directors appointed Paul W. Hawran as the registrant’s Chief Financial Officer effective April 1, 2007. On February 14, 2007, the registrant and Mr. Hawran entered into a letter agreement pursuant to which Mr. Hawran will serve as a consultant to the registrant from February 15, 2007 through March 31, 2007 and will serve as the registrant’s Chief Financial Officer commencing April 1, 2007. Mr. Hawran will receive a consulting fee of $25,000 per month. On February 15, 2007, Mr. Hawran was granted pursuant to the registrant’s 2006 Equity Incentive Plan two stock options, each with an exercise price equal to $4.66 per share, the fair market value of the registrant’s common stock on February 15, 2007. The first is an option to purchase 135,000 shares of the registrant’s common stock, vesting over four years, 25% on February 15, 2008 and the balance in 36 equal monthly installments thereafter. The second is an option to purchase 25,000 shares of the registrant’s common stock, exercisable on the achievement of specific performance milestones.

As the registrant’s Chief Financial Officer, Mr. Hawran will receive a base salary of $300,000 per year and will be eligible for an annual cash bonus of up to 30% of his annual base salary, subject to the achievement of significant measurable goals that are subject to approval and modification by the compensation committee of the registrant’s board of directors. Mr. Hawran will also receive other benefits generally provided to the registrant’s executive employees.

Mr. Hawran served as Executive Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. from January 2001 to September 2006. Since September 2006, Mr. Hawran has served as a senior advisor to Neurocrine. He will cease serving as a senior advisor to Neurocrine when he commences employment as the registrant’s Chief Financial Officer. Mr. Hawran served as Senior Vice President and Chief Financial Officer of Neurocrine from 1996 to January 2001 and as its Vice President and Chief Financial Officer from 1993 to 1996. Mr. Hawran serves as a member of the board of directors of Cytori Therapeutics, Inc. Mr. Hawran received a B.S. in finance from St. John’s University and an M.S. in taxation from Seton Hall University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

(e) See the registrant’s disclosure under Item 5.02(c) above, which is incorporated by reference herein.

Item 8.01.	Other Events.

On February 14, 2007, the registrant’s board of directors appointed Dr. Harry F. Hixson, Jr., to serve as a member of the registrant’s audit committee to fill the vacancy created by Mr. Hawran’s resignation from the board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date: February 16, 2007		Harry Stylli
President and Chief Executive Officer

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